EXHBIT  32.1
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CERTIFICATION  PURSUANT  TO
18  U.S.C.  SECTION  1350,
AS  ADOPTED  PURSUANT  TO
SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

In  connection  with  the  Quarterly  Report  of  Pacific Peak  Investments (the
"Company") on Form 10-Q for the three-month period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bruce MacGregor, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




              /s/ Bruce MacGregor
              -----------------------
              Bruce MacGregor
              Chief Executive Officer
              May 12, 2005